UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of August 2007 issued on September 4, 2007 appears below.

September 4, 2007

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

What I Did Last Summer

School’s Open, and in the good old days when mortgages were only originated by community lenders, this is the time when teachers all over America would be assigning essays based on the simple and happy theme of recent vacation memories. I don’t know what the classroom assignments are in 2007, but I do know this summer has been marked by a sea change in the mortgage markets. The huge tidal shift reveals dramatic lessons that community lenders will need to tell.

At the Federal Home Loan Bank of New York, our extraordinary August advance numbers tell the story. At the Home Loan Bank, advances have grown from $60 billion on July 31 to $66.5 billion on August 31, 2007. This 11% increase is the single largest one-month increase for the Home Loan Bank and for our members. And we expect that there is more growth to come.

The 2/28 loans, the "liar" loans, the "ninja" loans, the murky securities, the fly-by-night brokers are history.

Credit markets and consumers now realize the value of community lenders who are able to close loans in all market environments because of their responsible lending practices and access to reliable FHLBank funding. As Larry Schmidt, President and CEO of 1st Bank of Sea Isle City, Home Loan Bank member lender, noted, "Our rates have always been competitive, but all of a sudden, we now have the best rates in town, and that’s largely due to the fact that the other guys [the mortgage brokers] are not there anymore. These other guys never understood that the three Cs had nothing to do with diamonds. Our pipeline is way up because our community is seeing the value of an institution that has always been there for the community."

This is an old lesson that had to be learned again. The subprime market grew from 10% of new mortgages in 2002 to 28% in 2006. One of the reasons for this growth was lax underwriting standards. From 2003 to 2006, debt to income ratios grew rapidly, and the percent of full documentation loans fell from 75% to only 55%. The mortgage broker -- not regulated at the federal level -- was at the center of this substantial deterioration of credit standards. If the community banker had been involved in the origination of these mortgages in the first place, we would not be suffering through this subprime hurricane.

Nevertheless, we can’t open a paper or turn on a newscast without hearing about "the banks." So, it is very important that we use this time to teach our lesson by working with and reminding our policymakers at the local, state, and federal levels of what really happened here. Legislators are busy people who do not want their voters to experience pain. We need to remind them that community lenders who are already regulated did not create these problems. The problem loans were originated by lenders who are not FDIC insured and not regulated by the OCC, the OTS, the NCUA, or a State Banking Department.

We must work to ensure that, whatever solutions may be applied to fix the subprime mess, the community bankers -- supported by the AAA-rated Federal Home Loan Bank System -- will continue to be there to make responsible loans.

Last week I wrote to New York’s senior U.S. Senator Charles Schumer about four aspects of the subprime problem: 1) the availability of mortgage financing, 2) the empowerment of nonprofits to assist troubled borrowers, 3) portfolio limits for Fannie and Freddie, and 4) fixing the problem.

A copy of my letter is attached in the hope that it will inspire you to write to your Senator and Member of Congress about these issues.

Simply put, the problem is not about availability of mortgages for creditworthy borrowers. The problem is the unsuitable loans that have already been made to borrowers and that may need to be modified or recast -- loans not originated by lenders who are regulated by the OCC, the OTS, the FDIC, the NCUA, or a state banking department.

This is the time for each of us to tell our legislators how we saw the subprime issue unfolding this past summer in the communities in their districts. It is an opportunity to help concerned Members of Congress to find sound, fair, and long- and short-term answers. But, it is also the chance to help them avoid the kind of regulatory and legislative responses that "throw the baby out with the bathwater."

The lesson they need to remember is that we have a network of regulated, established community lenders who have a proven track record of making good mortgages that millions of people live with every day.

That’s the assignment, and I hope you will do your homework and write to your legislators this week.

Sincerely,

Alfred A. DelliBovi
President

Enclosure

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

September 4, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	FHLB of NY's President's Letter to U.S. Senator Charles Schumer.